Exhibit 99.1

LHC Group Announces Second Quarter 2009 Results

Company Reaffirms Guidance for Full-Year 2009

LAFAYETTE, La.--(BUSINESS WIRE)--August 4, 2009--LHC Group, Inc. (NASDAQ: LHCG):

Second Quarter Highlights:

  Net service revenue increases 47.1% to $132.6 million;
  Net income attributable to LHC Group increases 62.0% to $10.3 million; and
  Diluted earnings per share increases 62.9% to $0.57.

LHC Group, Inc. (NASDAQ: LHCG), one of the largest providers of home health services in the United States, announced today its financial results for the second quarter and six months ended June 30, 2009.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2009 increased 47.1% to $132.6 million compared with $90.1 million for the same period in 2008.
  Home-based net service revenue for the second quarter of 2009 increased 53.9% to $117.6 million compared with $76.4 million for the same period in 2008.
  Net income attributable to LHC Group for the second quarter of 2009 totaled $10.3 million, or $0.57 per diluted share, compared with net income of $6.3 million, or $0.35 per diluted share, for the second quarter of 2008.
  Days sales outstanding, or DSO, for the three months ended June 30, 2009, was 45 days as compared with 60 days for the same three-month period in 2008.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, “We are pleased to report another fundamentally strong quarter. All credit goes to the hard working, caring and dedicated employees of the LHC Group family. We remain focused on our long-term goals and objectives and are constantly reevaluating and reinventing ourselves by making the necessary investments in people and technology to become even more efficient and deliver even higher quality outcomes to every patient we serve. Our long-term commitment to delivering cost-effective, high-quality healthcare services to the patients, families and communities we serve is at the heart of everything we do and every decision we make.”

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2009, increased 48.2% to $257.2 million compared with $173.6 million for the same period in 2008.
  Home-based net service revenue for the six months ended June 30, 2009, increased 56.8% to $227.0 million compared with $144.8 million for the same period in 2008.
  Net income attributable to LHC Group for the six months ended June 30, 2009, totaled $21.3 million, or $1.19 per diluted share, compared with net income of $11.7 million, or $0.65 per diluted share, for the same period in 2008.

Guidance

The Company is reaffirming its guidance issued on May 6, 2009, of full-year net service revenue in the range of $500 million to $510 million and fully diluted earnings per share in the range of $2.15 to $2.25. This guidance does not take into account the impact of any future acquisitions, if made, or de novo locations, if opened.

Conference Call

LHC Group will conduct a conference call on Wednesday, August 5, 2009, beginning at 10:00 a.m. Eastern time. Speakers on the call will include key members of the LHC Group senior management team. The toll-free number to call for this interactive teleconference is (877) 681-3378 (international callers should call 719-325-4816). A telephonic replay of the conference call will be available through midnight on Wednesday, August 12, 2009, by dialing (888) 203-1112 (international callers should call 719-457-0820) and entering confirmation number 3146340.

A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.lhcgroup.com, or at www.opencompany.info. An online replay of the conference call will also be available on the Company’s website for one year, beginning approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. (www.LHCGroup.com) is one of the largest providers of home health services in the United States providing quality cost effective healthcare services to patients within the comfort and privacy of their home or place of residence.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except share data)

	June 30, 2009	Dec. 31, 2008
	(Unaudited)
ASSETS

Current assets:
Cash	$1,223	$3,511
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,386 and $9,976, respectively	65,753	61,524
Other receivables	3,657	2,317
Amounts due from governmental entities	1,432	2,434
Total receivables, net	70,842	66,275
Deferred income taxes	5,360	4,959
Assets held for sale	450	–
Prepaid income taxes	3,522	–
Prepaid expenses and other current assets	6,608	6,464
Total current assets	88,005	81,209
Property, building and equipment, net	18,338	16,348
Goodwill	124,141	112,572
Intangible assets, net	35,958	29,975
Other assets	3,155	3,296
Total assets	$269,597	$243,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$20,499	$15,422
Salaries, wages and benefits payable	19,815	16,400
Amounts due to governmental entities	3,219	6,023
Income taxes payable	–	10,682
Current portion of long-term debt and capital lease obligations	463	583
Total current liabilities	43,996	49,110
Deferred income taxes	8,125	5,718
Long-term debt, less current portion	4,314	4,483
Other long-term obligations	77	145
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 20,933,407 and 20,853,463 shares issued and 17,961,857 and 17,895,832 shares outstanding, respectively	179	179
Treasury stock – 2,971,550 and 2,957,631 shares at cost, respectively	(3,364)	(3,072)
Additional paid-in capital	86,982	85,404
Retained earnings	115,702	94,310
Total LHC Group, Inc. stockholders’ equity	199,499	176,821
Noncontrolling interest	13,586	7,123
Total equity	213,085	183,944
Total liabilities and stockholders’ equity	$269,597	$243,400

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except share and per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net service revenue	$132,593	$90,115	$257,215	$173,588
Cost of service revenue	66,588	44,935	128,809	86,207
Gross margin	66,005	45,180	128,406	87,381
Provision for bad debts	1,807	3,623	2,990	7,309
General and administrative expenses	43,520	29,347	82,417	56,844
Operating income	20,678	12,210	42,999	23,228
Interest expense	(39)	(80)	(98)	(228)
Non-operating (loss) income	84	407	(376)	808
Income from continuing operations before income taxes and noncontrolling interests	20,723	12,537	42,525	23,808
Income tax expense	6,415	3,907	13,153	7,270
Income from continuing operations	14,308	8,630	29,372	16,538
Loss from discontinued operations (net of income tax benefit of $50, $24, $50 and $108, respectively)	80	37	80	167
Net income	14,228	8,593	29,292	16,371
Less net income attributable to noncontrolling interests	3,966	2,259	7,948	4,698
Net income attributable to LHC Group, Inc.	10,262	6,334	21,344	11,673
Redeemable noncontrolling interest	20	(36)	48	65
Net income available to LHC Group, Inc.’s common stockholders	$10,282	$6,298	$21,392	$11,738

Earnings per share - basic and diluted:
Income from continuing operations attributable to LHC Group, Inc.	$0.57	$0.35	$1.19	$0.66
Loss from discontinued operations attributable to LHC Group, Inc.	–	–	–	(0.01)
Net income attributable to LHC Group, Inc.	0.57	0.35	1.19	0.65
Redeemable noncontrolling interest	–	–	–	0.01
Net income available to LHC Group, Inc.’s common stockholders	$0.57	$0.35	$1.19	$0.66

Weighted average shares outstanding:
Basic	17,959,823	17,849,820	17,942,119	17,824,895
Diluted	18,030,373	17,883,964	17,992,331	17,875,527

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) (unaudited)

	Six Months Ended June 30,
	2009	2008
Operating activities
Net income	$29,292	$16,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,286	1,757
Provision for bad debts	3,035	7,663
Stock-based compensation expense	1,101	816
Deferred income taxes	1,256	829
Loss on impairment of intangible assets	542	–
Gain on sale of assets	–	(339)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(8,605)	1,240
Prepaid expenses, income taxes and other assets	(3,255)	(728)
Accounts payable and accrued expenses	(2,847)	4,282
Net amounts due to/from governmental entities	(1,802)	210
Net cash provided by operating activities	21,003	31,948

Investing activities
Purchases of property, building, and equipment	(3,741)	(6,467)
Proceeds from sale of assets	–	3,090
Cash paid for acquisitions, primarily goodwill and intangible assets	(12,176)	(32,855)
Net cash used in investing activities	(15,917)	(36,232)

Financing activities
Proceeds from line of credit	18,134	30,057
Payments on line of credit	(18,134)	(21,976)
Payment of deferred financing fees	(260)	–
Proceeds from debt issuance	–	5,050
Principal payments on debt	(240)	(3,050)
Payments on capital leases	(65)	(49)
Excess tax benefits from vesting of restricted stock	95	33
Proceeds from employee stock purchase plan	275	253
Noncontrolling interest distributions	(7,179)	(4,309)
Net cash (used in) provided by financing activities	(7,374)	6,009
Change in cash	(2,288)	1,725
Cash at beginning of period	3,511	1,155
Cash at end of period	$1,223	$2,880

Supplemental disclosures of cash flow information
Interest paid	$98	$228
Income taxes paid	$26,040	$8,485

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (dollars in thousands) (unaudited)

	Three Months Ended June 30, 2009			Six Months Ended June 30, 2009
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$117,608	$14,985	$132,593	$226,956	$30,259	$257,215
Cost of service revenue	57,376	9,212	66,588	110,962	17,847	128,809
Provision for bad debts	1,807	–	1,807	2,836	154	2,990
General and administrative expenses	39,954	3,566	43,520	74,866	7,551	82,417
Operating income	18,471	2,207	20,678	38,292	4,707	42,999
Interest expense	(34)	(5)	(39)	(86)	(12)	(98)
Non-operating (loss) income	64	20	84	(410)	34	(376)
Income from continuing operations before income taxes and noncontrolling interest	18,501	2,222	20,723	37,796	4,729	42,525
Noncontrolling interest	3,603	363	3,966	7,101	847	7,948
Income from continuing operations before income taxes	14,898	1,859	16,757	30,695	3,882	34,577
Total assets	$245,503	$24,094	$269,597	$245,503	$24,094	$269,597

	Three Months Ended June 30, 2008			Six Months Ended June 30, 2008
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$76,419	$13,696	$90,115	$144,782	$28,806	$173,588
Cost of service revenue	36,912	8,023	44,935	69,760	16,447	86,207
Provision for bad debts	3,085	538	3,623	6,331	978	7,309
General and administrative expenses	25,589	3,758	29,347	49,281	7,563	56,844
Operating income	10,833	1,377	12,210	19,410	3,818	23,228
Interest expense	(62)	(18)	(80)	(163)	(65)	(228)
Non-operating (loss) income	360	47	407	645	163	808
Income from continuing operations before income taxes and noncontrolling interest	11,131	1,406	12,537	19,892	3,916	23,808
Noncontrolling interest	1,978	281	2,259	3,717	981	4,698
Income from continuing operations before income taxes	9,153	1,125	10,278	16,175	2,935	19,110
Total assets	$181,362	$22,781	$204,143	$181,362	$22,781	$204,143

	LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2009	2008	2009	2008

	Key Data:
	Home Health locations	220	167	220	167
	Hospice locations	21	10	21	10
	Acquired (1)	6	18	9	21
	De novo (1)	7	3	9	8
	Home Nursing:
	Total new admissions	19,779	13,688	37,883	27,055
	Medicare new admissions	14,721	10,053	26,963	19,827
	Average weekly census	29,182	20,469	28,508	19,714
	Average Medicare weekly census	23,592	16,544	22,978	15,710
	Medicare completed episodes	41,413	29,304	78,370	55,097
	Average Medicare case mix for completed Medicare episodes	1.26	1.25	1.26	1.25
	Average reimbursement per completed Medicare episodes	$2,244	$2,091	$2,287	$2,098
	Total visits	733,777	529,869	1,412,471	1,008,893
	Total Medicare visits	581,669	408,943	1,115,889	768,023
	Average visits per completed Medicare episodes	14.0	14.0	14.2	13.9
	Organic growth (2):
	Net revenue	24.5%	11.0%	27.7%	9.0%
	Net Medicare revenue	26.7%	13.1%	29.9%	10.9%
	Total new admissions	5.0%	-0.4%	5.8%	-0.9%
	Medicare new admissions	8.6%	2.5%	2.7%	5.5%
	Average weekly census	18.4%	2.4%	20.4%	0.3%
	Average Medicare weekly census	20.7%	8.5%	24.4%	5.5%
	Medicare completed episodes	19.9%	24.2%	22.0%	26.7%

	Facility-based Services:
	Long-term Acute Care Hospital locations	8	7	8	7
	Acquired (1)	1	–	1	–
	Patient days	12,880	11,298	24,861	23,332
	Patient acuity mix	0.9919	0.9759	0.9987	0.9803

(1)	Inclusive of both home health and hospice agencies.
(2)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHCG-E

CONTACT:
LHC Group, Inc.
Eric Elliott, Vice President of Investor Relations
337-233-1307
eric.elliott@lhcgroup.com